Pricing Supplement No. 9 Dated November 13, 1995                 Rule 424(b)(2)
(To prospectus dated March 4, 1994 and                        File No. 33-69746
Prospectus Supplement dated March 4, 1994)


                               [LOGO] ALLERGAN

                        MEDIUM-TERM NOTES - FIXED RATE

-----------------------------------------------------------------------------------------
Principal Amount:                 $10,000,000           Interest Rate:  5.93%

Agents' Discount or Commission:       $35,000    Stated Maturity Date:  November 16, 1998

Net Proceeds to Issuer:            $9,965,000     Original Issue Date:  November 16, 1995
-----------------------------------------------------------------------------------------

Interest Payment Dates:  June 15 and December 15

Redemption:

  /x/  The Notes cannot be redeemed prior to the Stated Maturity Date
  / /  The Notes may be redeemed prior to the Stated Maturity Date
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction: ____% until Redemption Percentage is 100% of the principal amount.

Optional Repayment:
  /x/  The Notes cannot be repaid prior to the Stated Maturity Date.
  / / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Date(s):
       Repayment Price: ____%

Currency:
       Specified Currency: U.S. dollar
         (if other than U.S. dollars, see attached)
       Minimum Denominations:
         (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:        / / Yes         /x/ No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:   /x/ Book-Entry          / / Certificated

Agent:  / / Merrill Lynch & Co.

        /x/ J.P. Morgan Securities Inc.

Agent acting in the capacity as indicated below:
       /x/ Agent        / / Principal

If as principal:
       / / The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of 100% of principal amount.

If as Agent:
       The Notes are being offered at a fixed initial public offering price of 100% of principal amount.


Other Provisions:

Pricing Supplement No. 10 Dated November 13, 1995                 Rule 424(b)(2)
(To prospectus dated March 4, 1994 and                        File No. 33-69746
Prospectus Supplement dated March 4, 1994)


                               [LOGO] ALLERGAN

                        MEDIUM-TERM NOTES - FIXED RATE

-----------------------------------------------------------------------------------------
Principal Amount:                 $10,000,000           Interest Rate:  5.94%

Agents' Discount or Commission:       $35,000    Stated Maturity Date:  November 16, 1998

Net Proceeds to Issuer:            $9,965,000     Original Issue Date:  November 16, 1995
-----------------------------------------------------------------------------------------

Interest Payment Dates:  June 15 and December 15

Redemption:

  /x/  The Notes cannot be redeemed prior to the Stated Maturity Date
  / /  The Notes may be redeemed prior to the Stated Maturity Date
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction: ____% until Redemption Percentage is 100% of the principal amount.

Optional Repayment:
  /x/  The Notes cannot be repaid prior to the Stated Maturity Date.
  / / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Date(s):
       Repayment Price: ____%

Currency:
       Specified Currency: U.S. dollar
         (if other than U.S. dollars, see attached)
       Minimum Denominations:
         (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:        / / Yes         /x/ No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:   /x/ Book-Entry          / / Certificated

Agent:  /x/ Merrill Lynch & Co.

        / / J.P. Morgan Securities Inc.

Agent acting in the capacity as indicated below:
       /x/ Agent        / / Principal

If as principal:
       / / The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of 100% of principal amount.

If as Agent:
       The Notes are being offered at a fixed initial public offering price of 100% of principal amount.


Other Provisions: